Exhibit 99.1

FOR IMMEDIATE RELEASE

TORNIER REPORTS SECOND QUARTER 2013 RESULTS

•	Achieves Double-Digit Upper Extremity Product Category Growth

•	Improves Non-GAAP Gross Margin Sequentially and Quarter over Quarter to 73.9%

•	Expands OrthoHelix Product Line Reach with First International Sale

AMSTERDAM, The Netherlands, August 6, 2013 – Tornier N.V. (NASDAQ: TRNX), a global medical device company focused on providing surgical solutions to orthopaedic extremities specialists, reported today its financial results for the second quarter ended June 30, 2013.

Revenue for the second quarter of 2013 reached $78.1 million compared to second quarter 2012 revenue of $66.0 million, an increase of 18.4% as reported and 17.9% in constant currency. Revenue for the six months ended June 30, 2013 totaled $160.8 million, compared to revenue of $140.5 million for the same period of 2012, an increase of 14.5% as reported and 14.2% in constant currency. Revenue for the second quarter and six months ended June 30, 2013 included $7.9 million and $16.3 million of revenue from the acquisition of OrthoHelix Surgical Designs, Inc., respectively.

Second quarter 2013 revenue of Tornier’s extremities product categories totaled $65.6 million compared to $53.2 million for the prior year period, an increase of 23.2% as reported and 23.1% in constant currency. For the six months ended June 30, 2013, revenue of Tornier’s extremities product categories was $132.9 million compared to $111.4 million for the prior year period, an increase of 19.3% as reported and 19.2% in constant currency.

Giving pro forma effect to the OrthoHelix acquisition to include OrthoHelix revenue in the prior year period, Tornier’s 2013 second quarter constant currency revenue growth was 7.0%, and extremities product constant currency revenue increased 9.2%. Pro forma constant currency revenue growth for the six months ended June 30, 2013 was 4.2%, and extremities product constant currency revenue increased 6.4%.

Dave Mowry, President and Chief Executive Officer of Tornier, commented, “We are very pleased with the revenue growth acceleration of our upper extremity product category in the second quarter, which was aided by the successful early launch of the Ascend Flex shoulder product. Recently, we launched the first OrthoHelix product in international markets and are very excited about the opportunity for further global footprint expansion for our lower extremities category. We also made significant progress transitioning our domestic field sales organization to representatives that are dedicated to either the upper or lower extremity product categories.”

The Company’s second quarter 2013 adjusted EBITDA, as defined in the GAAP to non-GAAP reconciliation provided later in this release, was $7.3 million, or 9.4% of reported revenue, compared to $7.0 million, or 10.5% of revenue, in the same quarter of the prior year, an increase of 5.5%. For the six months ended June 30, 2013, adjusted EBITDA decreased 3.8% to $16.5 million, or 10.2% of reported revenue, compared to $17.1 million, or 12.2% of revenue a year ago.

Mr. Mowry added, “With a modest acceleration in constant currency growth recorded in the second quarter, we began to see improvement in some key operating metrics. Our gross margin, as adjusted, improved when compared to both the year-ago and immediately preceding quarters. In addition, we strengthened our balance sheet with the proceeds of our underwritten public offering in May and ended the quarter with $58.7 million in cash and equivalents and $30 million in available revolving credit.”

Second Quarter 2013 Revenue Highlights

Extremities

•

Revenue from the upper extremities joints and trauma category was $47.8 million, an increase of 11.1% in constant currency over the same quarter in 2012. This growth was primarily led by the Company’s shoulder arthroplasty portfolio, including the Aequalis™ Reversed Shoulder and Aequalis™ Ascend™, which includes contribution from the limited launch of the Ascend Flex.

•

Revenue from Tornier’s lower extremities joints and trauma category in the second quarter of 2013 reached $13.9 million, an increase of 114.2% in constant currency. Giving pro forma effect to the OrthoHelix acquisition to include OrthoHelix revenue in the second quarter of 2012, second quarter 2013 lower extremities revenue recorded constant currency growth of 7.1%. The Company’s international roll-out of the OrthoHelix product line has started with its first sale in the second quarter and first clinical case in early July.

•

Revenue from the sports medicine and biologics product category was $3.8 million in the second quarter, an increase of 1.8% in constant currency over the same quarter in 2012 led by significant growth in the Company’s suture and BioFiber products, partially offset primarily by declines in sales of the Company’s anchor products. The Company is in the early launch stage of its Insite™ bio anchor and unique Phantom™ high strength resorbable suture.

Large Joints

Revenue of the Company’s large joints and other product lines was $12.6 million, a decrease of 3.5% over the same quarter in 2012 on a constant currency basis. In the second quarter, this product category decreased to 16.1% of the Company’s reported global revenue, compared to 19.4% during the prior year period.

Geographic Revenue

On a geographic basis as compared to the second quarter of 2012, Tornier’s international revenue increased 10.6% as reported and 9.6% in constant currency, representing 42% of reported global revenue. Revenue in the United States increased by 24.6% and represented 58% of reported global revenue. Giving pro forma effect to the OrthoHelix acquisition to include OrthoHelix revenue in the second quarter of 2012, revenue in the United States increased by 5.3%.

Third Quarter 2013 Outlook

•

For the third quarter of 2013, the Company projects constant currency revenue to be in the range of $67 to $71 million, representing constant currency growth of 15.5% to 22.4% over third quarter 2012 revenue.

•

Based on recent currency exchange rates, third quarter 2013 reported revenue is projected to be in the range of $68.2 to $72.3 million, representing reported growth of 17.6% to 24.6% over third quarter 2012 revenue.

•

Third quarter 2013 extremities product categories revenue is expected to grow 19.5% to 26.6% in constant currency. Giving pro forma effect to the OrthoHelix acquisition to include OrthoHelix revenue in the third quarter of 2012, extremities product categories revenue is expected to grow 4.4% to 10.6% in constant currency.

•

The Company projects adjusted EBITDA, as described in the GAAP to non-GAAP reconciliation provided later in this release, for the third quarter of 2013 to be in the range of $4.5 to $6.5 million, or 6.6% to 9.0% of reported revenue.

Fiscal Year 2013 Outlook

•

Based on the year-to-date performance and current business trends, the Company is refining its previous revenue guidance to narrow the range. Fiscal year 2013 constant currency revenue is now expected to be in the range of $312 to $320 million, representing constant currency growth of 12.4% to 15.3%.

•	Based on recent currency exchange rates, 2013 reported revenue is projected to be in the range of $314.1 to $322.1 million, representing reported growth of 13.2% to 16.1% over 2012 revenue.

•

Revenue of the Tornier extremities product categories in 2013 is expected to grow 16.4% to 19.4% in constant currency. Giving pro forma effect to the OrthoHelix acquisition to include OrthoHelix revenue in the full year 2012, extremities product categories revenue is expected to grow 6.5% to 9.3% in constant currency.

•	The Company projects 2013 adjusted EBITDA in the range of $33.0 to $37.0 million, or 10.5% to 11.5% of reported revenue.

Conference Call

Tornier will host a conference call today at 4:30 p.m. eastern time to discuss its second quarter 2013 financial results and its outlook for 2013. The conference call will be available to interested parties through a live audio webcast available through the Company’s website at www.tornier.com. Those without internet access may join the call from within the U.S. by dialing 1-877-673-5355; outside the U.S., dial +1-760-666-3805.

A telephone replay will be available for two weeks following the call by dialing (855) 859-2056 for domestic participants and (404) 537-3406 for international participants. When prompted, please enter the replay pin number 18726104. For those who are not available to listen to the live webcast, the call will be archived for one year on Tornier’s website.

Forward-Looking Statements

Statements contained in this release that relate to future, not past, events are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations of future events and often can be identified by words such as “expect,” “should,” “project,” “anticipate,” “intend,” “will,” “may,” “believe,” “could,” “would,” “continue,” “outlook,” “guidance,” “future,” “prospects,” other words of similar meaning or the use of future dates. Examples of forward-looking statements in this release include Tornier’s financial guidance for the third quarter of 2013 and for the full year 2013, Tornier’s financial goal to return to double-digit constant currency revenue growth on a pro forma basis and Tornier’s focus on U.S. sales channel initiatives, international sales strategies, OrthoHelix revenue expansion and key new product launches. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause Tornier’s actual results to be materially different than those expressed in or implied by Tornier’s forward-looking statements. For Tornier, such uncertainties and risks include, among others, Tornier’s future operating results and financial performance; fluctuations in foreign currency exchange rates; the effect of global economic conditions; the European sovereign debt crisis and austerity measures; risks associated with Tornier’s international operations and expansion; risks associated with Tornier’s recent acquisition of OrthoHelix and subsequent integration activities; changes in Tornier’s arrangements with its distributors and independent sales agencies, including the alignment for either dedicated upper or lower extremities sales representatives, and transition to direct selling models in certain geographies and territories; the timing of regulatory approvals and introduction of new products; physician acceptance, endorsement, and use of new products; the effect of regulatory actions, changes in and adoption of reimbursement rates, potential product recalls; competitor activities; Tornier’s leverage and access to credit under its credit agreement; costs and effects of litigation and changes in tax and other legislation. More detailed information on these and other factors that could affect Tornier’s actual results are described in Tornier’s filings with the U.S. Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. Tornier undertakes no obligation to update its forward-looking statements.

About Tornier

Tornier is a global medical device company focused on serving extremities specialists who treat orthopaedic conditions of the shoulder, elbow, wrist, hand, ankle and foot. The Company’s broad offering of over 100 product lines includes joint replacement, trauma, sports medicine, and biologic products to treat the extremities, as well as joint replacement products for the hip and knee in certain international markets. Since its founding approximately 70 years ago, Tornier’s “Specialists Serving Specialists” philosophy has fostered a tradition of innovation, intense focus on surgeon education, and commitment to advancement of orthopaedic technology stemming from its close collaboration with orthopaedic surgeons and thought leaders throughout the world. For more information regarding Tornier, visit www.tornier.com.

Use of Non-GAAP Financial Measures

To supplement Tornier’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), Tornier uses certain non-GAAP financial measures in this release. Reconciliations of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in tables later in this release immediately following the detail of revenue by geography. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for Tornier’s financial results prepared in accordance with GAAP.

Tornier N.V.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	(unaudited)		(unaudited)
	June 30, 2013	July 1, 2012	June 30, 2013	July 1, 2012
Revenue	$78,135	$66,014	$160,820	$140,472
Cost of goods sold	20,388	17,993	42,257	39,109
Cost of goods sold—acquisition related	1,921	105	3,676	105

Gross profit	55,826	47,916	114,887	101,258
	71.4%	72.6%	71.4%	72.1%
Operating expenses
Selling, general and administrative	51,467	41,795	103,603	85,633
Research and development	5,543	5,446	11,725	11,069
Amortization of intangible assets	3,784	2,636	7,621	5,283
Special charges	3,408	2,910	4,927	2,910

Total operating expenses	64,202	52,787	127,876	104,895
Operating (loss) income	(8,376)	(4,871)	(12,989)	(3,637)
Other income (expense)
Interest income	57	121	96	234
Interest expense	(2,037)	(462)	(4,255)	(949)
Foreign currency transaction (loss) gain	(705)	106	(786)	131
Loss on extinguishment of debt	(1,127)	—	(1,127)	—
Other non-operating income	71	(3)	88	(2)

(Loss) income before income taxes	(12,117)	(5,109)	(18,973)	(4,223)
Income tax expense	(420)	25	(462)	(1,037)

Consolidated net loss	$(12,537)	$(5,084)	$(19,435)	$(5,260)

Net loss per share
Basic and diluted	$(0.28)	$(0.13)	$(0.45)	$(0.13)
Weighted average ordinary shares outstanding
Basic and diluted	45,004	39,580	43,379	39,450

Tornier N.V.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2013	December 30, 2012
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$58,715	$31,108
Accounts receivable, net	52,488	54,192
Inventories	82,455	86,697
Deferred income taxes and other current assets	28,557	25,321

Total current assets	222,215	197,318
Instruments, net	56,508	51,394
Property, plant and equipment, net	39,261	37,151
Goodwill and intangibles, net	365,206	366,398
Deferred income taxes and other assets	535	1,966

Total assets	$683,725	$654,227

Liabilities and shareholders’ equity
Current liabilities
Short-term borrowing and current portion of long-term debt	$1,318	$4,595
Accounts payable	17,096	11,526
Accrued liabilities, deferred income taxes and other current liabilities	56,811	44,505

Total current liabilities	75,225	60,626
Other long-term debt	65,995	115,457
Deferred income taxes and other long-term liabilities	34,531	42,065

Total liabilities	175,751	218,148
Shareholders’ equity	507,974	436,079

Total liabilities and shareholders’ equity	$683,725	$654,227

Tornier N.V.

Consolidated Statements of Cash Flow

(in thousands)

	Three Months Ended		Six months ended
	(unaudited)		(unaudited)
	June 30, 2013	July 1, 2012	June 30, 2013	July 1, 2012
Cash flows from operating activities
Consolidated net loss	$(12,537)	$(5,084)	$(19,435)	$(5,260)
Adjustments to reconcile consolidated net loss to net cash provided by (used in) operating activities
Depreciation and amortization	8,950	7,360	17,781	14,347
Impairment of fixed assets	—	949		949
Non-cash foreign currency (gain) loss	705	620	786	377
Deferred income taxes	576	247	1,788	(452)
Share-based compensation	1,436	1,452	3,069	3,396
Non-cash interest expense and discount amortization	277	—	566	—
Inventory obsolescence	1,819	566	4,179	2,056
Loss on extinguishment of debt	1,127	—	1,127	—
Inventory step up from acquisition	1,921	—	3,676	—
Other non-cash items affecting earnings	88	695	1,306	1,251

Changes in operating assets and liabilities
Accounts receivable	2,956	4,490	1,345	(284)
Inventories	(912)	(2,249)	(2,060)	(1,876)
Accounts payable and accruals	(3,251)	(4,267)	5,546	418
Other current assets and liabilities	(859)	(295)	(2,061)	(1,175)
Other non-current assets and liabilities	(973)	(7)	128	(431)

Net cash provided by (used in) operating activities	1,323	4,477	17,741	13,316
Cash flows from investing activities
Acquisition-related cash payments	(3,091)	(3,739)	(6,123)	(4,089)
Additions of instruments	(7,571)	(3,849)	(12,450)	(7,771)
Purchases of property, plant and equipment	(1,949)	(2,548)	(4,778)	(3,704)

Net cash (used in) investing activities	(12,611)	(10,136)	(23,351)	(15,564)
Cash flows from financing activities
Change in short-term debt	(1,000)	61	(1,000)	3,052
Repayments of long-term debt	(50,950)	(1,909)	(53,329)	(3,951)
Proceeds from issuance of long-term debt	—	(307)	—	5,036
Deferred financing costs	(1)	—	(53)	—
Issuance of ordinary shares	85,614	3,051	88,256	6,171

Net cash provided by financing activities	33,663	896	33,874	10,308
Effect of currency exchange rates on cash and cash equivalents	495	(2,880)	(657)	(1,342)

Increase in cash and cash equivalents	22,870	(7,643)	27,607	6,718
Cash and cash equivalents at beginning of period	35,845	69,067	31,108	54,706

Cash and cash equivalents at end of period	$58,715	$61,424	$58,715	$61,424

Tornier N.V.

Selected Revenue Information

(in thousands)

	Three Months Ended			Six Months Ended
	(unaudited)			(unaudited)
	June 30, 2013	July 1, 2012	Percent change	June 30, 2013	July 1, 2012	Percent change
Revenue by product category
Upper extremity joints and trauma	$47,846	$42,987	11.3%	$95,965	$90,005	6.6%
Lower extremity joints and trauma	13,911	6,489	114.4%	28,984	13,518	114.4%
Sports medicine and biologics	3,823	3,745	2.1%	7,934	7,876	0.7%

Total extremities	65,580	53,221	23.2%	132,883	111,399	19.3%
Large joints and other	12,555	12,793	-1.9%	27,937	29,073	-3.9%

Total	$78,135	$66,014	18.4%	$160,820	$140,472	14.5%

Revenue by geography
United States	$45,579	$36,569	24.6%	$93,567	$76,270	22.7%
International	32,556	29,445	10.6%	67,253	64,202	4.8%

Total	$78,135	$66,014	18.4%	$160,820	$140,472	14.5%

Tornier N.V.

Reconciliation of Revenue to Non-GAAP Revenue on a Constant Currency Basis

(in thousands)

	Three Months Ended
	(unaudited)
	June 30, 2013			July 1, 2012
	Revenue as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue as reported	Percent change on a constant currency basis
Revenue by product category
Upper extremity joints and trauma	$47,846	$(67)	$47,779	$42,987	11.1%
Lower extremity joints and trauma	13,911	(8)	13,902	6,489	114.2%
Sports medicine and biologics	3,823	(11)	3,812	3,745	1.8%

Total extremities	65,580	(86)	65,493	53,221	23.1%
Large joints and other	12,555	(212)	12,344	12,793	-3.5%

Total	$78,135	$(298)	$77,837	$66,014	17.9%

Revenue by geography
United States	$45,579	$—	$45,579	$36,569	24.6%
International	32,556	(298)	32,258	29,445	9.6%

Total	$78,135	$(298)	$77,837	$66,014	17.9%

	Six Months Ended
	(unaudited)
	June 30, 2013			July 1, 2012
	Revenue as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	Revenue as reported	Percent change on a constant currency basis
Revenue by product category
Upper extremity joints and trauma	$95,965	$(41)	$95,924	$90,005	6.6%
Lower extremity joints and trauma	28,984	(6)	28,978	13,518	114.4%
Sports medicine and biologics	7,934	(9)	7,924	7,876	0.6%

Total extremities	132,883	(56)	132,826	111,399	19.2%
Large joints and other	27,937	(298)	27,639	29,073	-4.9%

Total	$160,820	$(354)	$160,466	$140,472	14.2%

Revenue by geography
United States	$93,567	$—	$93,567	$76,270	22.7%
International	67,253	(354)	66,899	64,202	4.2%

Total	$160,820	$(354)	$160,466	$140,472	14.2%

Tornier N.V.

Reconciliation of Revenue to Non-GAAP Pro Forma Revenue

(in thousands)

	Three Months Ended
	(unaudited)
	June 30, 2013					July 1, 2012
	Revenue as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	* Proforma adjustment for acquisitions	Proforma Revenue on a constant currency basis	Revenue as reported	* Proforma adjustment for acquisitions	Proforma Revenue on a constant currency basis	Percent change on a constant currency basis
Revenue by product category
Upper extremity joints and trauma	$47,846	$(67)	$47,779	$—	$47,779	$42,987	$244	$43,231	10.5%
Lower extremity joints and trauma	13,911	(8)	13,902	—	13,902	6,489	6,490	12,979	7.1%
Sports medicine and biologics	3,823	(11)	3,812	—	3,812	3,745	—	3,745	1.8%

Total extremities	65,580	(86)	65,493	—	65,493	53,221	6,734	59,955	9.2%
Large joints and other	12,555	(212)	12,344	—	12,344	12,793	—	12,793	-3.5%

Total	$78,135	$(298)	$77,837	$—	$77,837	$66,014	$6,734	$72,748	7.0%

Revenue by geography
United States	$45,579	$—	$45,579	$—	$45,579	$36,569	$6,734	$43,303	5.3%
International	32,556	(298)	32,258	—	32,258	29,445	—	29,445	9.6%

Total	$78,135	$(298)	$77,837	$—	$77,837	$66,014	$6,734	$72,748	7.0%

	Six Months Ended
	(unaudited)
	June 30, 2013					July 1, 2012
	Revenue as reported	Foreign exchange impact as compared to prior period	Revenue on a constant currency basis	* Proforma adjustment for acquisitions	Proforma Revenue on a constant currency basis	Revenue as reported	* Proforma adjustment for acquisitions	Proforma Revenue on a constant currency basis	Percent change on a constant currency basis
Revenue by product category
Upper extremity joints and trauma	$95,965	$(41)	$95,924	$—	$95,924	$90,005	$491	$90,496	6.0%
Lower extremity joints and trauma	28,984	(6)	28,978	—	28,978	13,518	12,993	26,511	9.3%
Sports medicine and biologics	7,934	(9)	7,924	—	7,924	7,876	—	7,876	0.6%

Total extremities	132,883	(56)	132,826	—	132,826	111,399	13,484	124,883	6.4%
Large joints and other	27,937	(298)	27,639	—	27,639	29,073	—	29,073	-4.9%

Total	$160,820	$(354)	$160,466	$—	$160,466	$140,472	$13,484	$153,956	4.2%

Revenue by geography
United States	$93,567	$—	$93,567	$—	$93,567	$76,270	$13,484	$89,754	4.2%
International	67,253	(354)	66,899	—	66,899	64,202	—	64,202	4.2%

Total	$160,820	$(354)	$160,466	$—	$160,466	$140,472	$13,484	$153,956	4.2%

Notes:

*	—Represents Pro forma Revenue adjustment for OrthoHelix acquisition related to the respective period.

Tornier N.V.

Reconciliation of Net Loss to

Non-GAAP Adjusted Earnings Before Interest, Taxes, Depreciation

and Amortization (EBITDA)

(in thousands)

	Three Months Ended		Six Months Ended
	(unaudited)		(unaudited)
	June 30, 2013	July 1, 2012	June 30, 2013	July 1, 2012
Revenue, as reported	$78,135	$66,014	$160,820	$140,472
Net loss, as reported	$(12,537)	$(5,084)	$(19,435)	$(5,260)
Interest income	(57)	(121)	(96)	(234)
Interest expense	2,037	462	4,255	949
Income tax expense (benefit)	420	(25)	462	1,037
Depreciation	5,166	4,724	10,160	9,064
Amortization	3,784	2,636	7,621	5,283

Subtotal Non-GAAP EBITDA	(1,187)	2,592	2,967	10,839
Other non-operating (income) expense	(71)	3	(88)	2
Foreign currency transaction loss (gain)	705	(106)	786	(131)
Loss on extinguishment of debt	1,127	—	1,127	—
Share-based compensation	1,436	1,452	3,069	3,396
Inventory step-up from acquisition	1,921	105	3,676	105
Special Charges:
Acquisition, integration and distribution transition costs	2,194	68	3,713	68
Facilities consolidation initiative	—	2,468	—	2,468
Legal settlements	1,214	—	1,214	—
Management Exit Costs	—	374	—	374

Non-GAAP adjusted EBITDA	$7,339	$6,956	$16,464	$17,121

Non-GAAP adjusted EBITDA margin	9.4%	10.5%	10.2%	12.2%

Tornier N.V.

Reconciliation of Net Loss and Loss per Share

to Adjusted Net Loss and Adjusted Net Loss per Share

(in thousands)

	Three Months Ended		Six Months Ended
	(unaudited)		(unaudited)
	June 30, 2013	July 1, 2012	June 30, 2013	July 1, 2012
Net loss, as reported	$(12,537)	$(5,084)	$(19,435)	$(5,260)
Inventory step-up from acquisition, net of tax	1,904	85	3,653	85
Reversal of valuation allowance from acquisition	—	—	(540)	—
Loss on extinguishment of debt	1,127	—	1,127	—
Special charges, net of tax:
Acquisition, integration and distribution transition costs	2,188	55	3,707	55
Facilities consolidation initiative	—	1,822	—	1,822
Legal settlements	1,214	—	1,214	—
Management Exit Costs	—	374	—	374

Non-GAAP adjusted net loss	(6,104)	(2,748)	(10,274)	(2,924)

Net loss per share, as reported
Basic and diluted	$(0.28)	$(0.13)	$(0.45)	$(0.13)
Inventory step-up from acquisition, net of tax	0.04	0.00	0.08	0.00
Reversal of valuation allowance from acquisition	—	—	(0.01)	—
Loss on extinguishment of debt	0.02	—	0.02	—
Special charges, net of tax:
Acquisition, integration and distribution transition costs	0.05	0.00	0.09	—
Facilities consolidation initiative	—	0.05	—	0.05
Legal settlements	0.03	—	0.03	—
Management Exit Costs	—	0.01	—	0.01

Non-GAAP adjusted net loss per share
Basic and diluted	$(0.14)	$(0.07)	$(0.24)	$(0.07)

Weighted average ordinary shares outstanding
Basic and diluted	45,004	39,580	43,379	39,450

Tornier N.V.

Reconciliation of Net Cash Provided by Operating Activities

to Non-GAAP Adjusted Free Cash Flow

(in thousands)

	Three Months Ended		Six Months Ended
	(unaudited)		(unaudited)
	June 30, 2013	July 1, 2012	June 30, 2013	July 1, 2012
Net cash provided by operating activities, as reported	$1,323	$4,477	$17,741	$13,316
Adjusted for:
Cash paid related to Facilities Consolidation		963		963
Additions of instruments, as reported	(7,571)	(3,849)	(12,450)	(7,771)
Purchases of property, plant and equipment, as reported	(1,949)	(2,840)	(4,778)	(3,996)
Purchases of property, plant and equipment, related to Facilities Consolidation	—	292	—	292

Non-GAAP adjusted free cash flow	$(8,197)	$(957)	$513	$2,804

Tornier N.V.

Reconciliation of Gross Margin and Gross Margin %

to Non-GAAP Adjusted Gross Margin and Gross Margin %

(in thousands)

	Three Months Ended		Six months ended
	(unaudited)		(unaudited)
	June 30, 2013	July 1, 2012	June 30, 2013	July 1, 2012
Revenue, as reported	$78,135	$66,014	$160,820	$140,472
Gross margin, as reported	$55,826	$47,916	$114,887	$101,258
Gross margin %, as reported	71.4%	72.6%	71.4%	72.1%
Adjusted for:
Inventory step-up due to acquisition	1,921	105	3,676	105

Non-GAAP adjusted gross margin	57,747	48,021	118,563	101,363

Non-GAAP adjusted gross margin %	73.9%	72.7%	73.7%	72.2%

Tornier N.V.

Reconciliation of Operating Expenses to

Non-GAAP Adjusted Operating Expenses

	Three Months Ended		Six months ended
	(unaudited)		(unaudited)
	June 30, 2013	July 1, 2012	June 30, 2013	July 1, 2012
Revenue, as reported	$78,135	$66,014	$160,820	$140,472
Operating Expenses, as reported	64,202	52,787	127,876	104,895
Operating expenses as a percentage of revenue, as reported	82.2%	80.0%	79.5%	74.7%
Adjusted for:
Amortization of intangible assets	(3,784)	(2,636)	(7,621)	(5,283)
Special charges	(3,408)	(2,910)	(4,927)	(2,910)

Total adjustments	(7,192)	(5,546)	(12,548)	(8,193)
Non-GAAP adjusted operating expenses	$57,010	$47,241	$115,328	$96,702

Non-GAAP adjusted operating expenses as a percentage of revenue	73.0%	71.6%	71.7%	68.8%

Tornier N.V.

Reconciliation of Projected 2013 Operating Loss

to Projected Non-GAAP Adjusted EBITDA

(in millions)

	Three Months Ended		Twelve months ended
	(unaudited)		(unaudited)
	September 29, 2013		December 29, 2013
	Low	High	Low	High
Revenue	$68.2	$72.3	$314.1	$322.1
Operating Loss	$(14.1)	$(9.8)	$(32.0)	$(22.5)
Adjusted for:
Inventory step-up due to acquisition	1.9	1.7	6.0	5.5
Depreciation and amortization expense	10.5	10.0	39.5	37.5
Share-based compensation	2.2	1.8	8.0	7.0
Special charges	4.0	2.8	11.5	9.5

Total adjustments	$18.6	$16.3	$65.0	$59.5
Non-GAAP adjusted EBITDA	$4.5	$6.5	$33.0	$37.0

Non-GAAP adjusted EBITDA margin	6.6%	9.0%	10.5%	11.5%

Tornier believes the non-GAAP financial measures presented above provide additional meaningful information for measuring Tornier’s financial performance and are measures frequently used by Tornier’s management, as well as securities analysts and investors. Tornier uses the non-GAAP financial measures as supplemental measures of its performance and believes such measures facilitate operating performance comparisons from period to period and company to company by factoring out potential differences caused by charges not related to Tornier’s regular, ongoing business, including non-cash charges, certain large and unpredictable charges, acquisitions, dispositions, litigation settlements and tax positions. Tornier’s management uses the non-GAAP financial measures to assess the performance of Tornier’s core operations, analyze underlying trends in Tornier’s businesses, establish operational goals and forecasts, and evaluate Tornier’s performance period over period and in relation to the operating results of its competitors. Tornier’s management uses the non-GAAP financial measures to help allocate its resources to both ongoing and prospective business initiatives and to help make budgeting and spending decisions, for example, between product development expenses, research and development expenses, and selling, general and administrative expenses. Tornier’s management is evaluated on the basis of several of these non-GAAP financial measures when determining achievement of performance incentive compensation goals.

Tornier believes that non-GAAP financial measures have limitations as analytical tools since they do not reflect all of the amounts associated with Tornier’s operating results as determined in accordance with GAAP and should only be used to evaluate Tornier’s operating results in conjunction with the corresponding GAAP measures. Accordingly, revenue on a constant currency basis should not be used as a substitute for revenue, EBITDA, adjusted EBITDA, adjusted net income (loss) and adjusted net income (loss) per share should not be used as a substitute for net income or net income per share; adjusted EBITDA margin should not be used as a substitute for net margin or operating margin; free cash flow should not be used as a substitute for cash flows from operations; and adjusted gross margin and gross margin percentage should not be used as a substitute for gross margin or gross margin as a percentage of revenue, in each case as determined in accordance with GAAP. Neither EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted net income (loss) per share, free cash flow, adjusted gross margin and gross margin as a percentage of revenue, should be an indication of whether cash flow will be sufficient to fund Tornier’s cash requirements. Additionally, the calculation of non-GAAP financial measures is not based on any comprehensive or standard set of accounting rules or principles. Accordingly, Tornier’s definitions of revenue on a constant currency basis, EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted net income (loss) per share, free cash flow, adjusted gross margin and gross margin as a percentage of revenue, may differ from the definitions of other companies using the same or similar names limiting, to some extent, the usefulness of such measures for comparison purposes.

For further information regarding why Tornier believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to Tornier’s current report on Form 8-K filed today with the Securities and Exchange Commission which attaches this release as an exhibit. This current report on Form 8-K is available on the SEC’s website at www.sec.gov or on Tornier’s website at www.tornier.com.

Contact:

Shawn McCormick

Chief Financial Officer

952-426-7646

shawn.mccormick@tornier.com

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